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                                AMENDMENT NO. 1

                                       TO

                                   APPENDIX D

                                  LIST OF FUNDS
                            (AS OF NOVEMBER 29, 2004)


        THIS AMENDMENT is effective as of November 29, 2004, and is between Delaware Investments Family of Funds, registered investment companies listed on Appendix D hereto (each a "Fund") on behalf of certain of their respective series as listed on Appendix D (individually and collectively the "Series") and MELLON BANK, N.A., (the "Custodian") a national banking association with its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258.



DELAWARE GROUP GOVERNMENT FUND
         Delaware Inflation Protected Bond Fund

VOYAGEUR INSURED FUNDS
         Delaware Minnesota Insured Fund
         Delaware Tax-Free Arizona Insured Fund

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
         Delaware Tax-Free Minnesota Intermediate Fund

VOYAGEUR INVESTMENT TRUST
         Delaware Tax-Free California Insured Fund
         Delaware Tax-Free Florida Fund
         Delaware Tax-Free Florida Insured Fund
         Delaware Tax-Free Missouri Insured Fund
         Delaware Tax-Free Oregon Insured Fund

VOYAGEUR MUTUAL FUNDS
         Delaware Minnesota High-Yield Municipal Bond Fund
         Delaware National High-Yield Municipal Bond Fund
         Delaware Tax-Free Arizona Fund
         DelawareTax-Free California Fund
         Delaware Tax-Free Idaho Fund
         Delaware Tax-Free New York Fund

VOYAGEUR MUTUAL FUNDS II
         Delaware Tax-Free Colorado Fund

VOYAGEUR MUTUAL FUNDS III
         Delaware Select Growth Fund

VOYAGEUR TAX FREE FUNDS
         Delaware Tax-Free Minnesota Fund

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.

VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

DELAWARE GROUP EQUITY FUNDS III
         Delaware Small-Cap Growth Fund

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DELAWARE GROUP INCOME FUNDS
         Delaware Core Bond Fund

DELAWARE POOLED TRUST
         The Core Plus Fixed Income Portfolio
         The Small-Cap Growth II Equity Portfolio
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
DELAWARE INVESTMENTS FAMILY OF                       MELLON BANK, N.A.
FUNDS
On behalf of each Series set forth on Appendix D attached hereto


By:      John J. O'Connor                            By:      Candice Walker
   -----------------------------------------            -----------------------------------------
Name:    John J. O'Connor                            Name:    Candice Walker
Title:   Senior Vice President and                   Title:   Vice President
         Assistant Treasurer


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